EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Keil Decker, Investor Contact

(212) 299-2209

Anu Ahluwalia, Media Contact

(212) 299-2439

NYMEX HOLDINGS ISSUES STATEMENT

New York, N.Y. August 21, 2007 -- NYMEX Holdings, Inc. (NYSE:NMX), the parent company of the New York Mercantile Exchange, Inc., today issued the following statement disclosing and clarifying certain statements made by its Chairman and its CEO in response to questions during a meeting with a Deutsche Bank research analyst and several institutional investors today:

The Company has talked to certain parties regarding a potential business combination.  Since discussions have been preliminary, there can be no assurance that the Company will enter into any transaction or, if the Company were to engage in any transaction, regarding the timing of such a transaction or the consideration to be received in a transaction; although the Chairman indicated his belief that any transaction would have to be at a meaningful premium to the Company's current share price.  The Chairman also responded that a potential business combination could result in cost savings of up to $250 million, as well as potential revenue synergies from better distribution in Europe and growth potential in clearing and from new products.  However, given the preliminary nature of the discussions and the uncertainty that the Company will enter into any transaction, the Company cannot be sure of the extent of any cost savings or revenue synergies that may result, if any, from a business combination involving the Company.

In addition, as the Company already has disclosed publicly, the Chairman stated that the Company expects to develop a cost savings program that may result in substantial cost savings to the Company and that such cost savings could come from, among other things, a headcount reduction of approximately 100 to 150 employees and excess trading floor capacity, as well as a potential sale of the Company's headquarters building, which could have a value of approximately $500 million.  There can be no assurance that the Company will undertake a cost savings program (and, if a program is undertaken, the timetable for implementing any such program), whether such program would involve a sale of the Company's headquarters building (and, if the building is sold, the timing and proceeds of any such sale) and the value of the cost savings that may be realized.

About NYMEX Holdings, Inc.

NYMEX Holdings, Inc. (NYSE:NMX) is the parent company of the New York Mercantile Exchange, Inc., the world's largest physical commodities futures and options exchange, offering futures and options trading in energy and metals contracts and clearing services for more than 320 off-exchange energy contracts. Through a hybrid model of open outcry floor trading and electronic trading on CME Globex® and NYMEX ClearPort®, NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, emissions, and soft commodities contracts for trading and clearing virtually 24 hours each day. Further information about NYMEX Holdings, Inc. and the New York Mercantile Exchange, Inc. is available on the NYMEX website at http://www.nymex.com.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.